Exhibit 10.25

AMENDED AND RESTATED LICENSE AGREEMENT

THIS AGREEMENT entered into this 26th day of October, 1995 amends and restates an agreement dated the 23rd day of April, 1990, as amended by a First Amendment to License Agreement (hereinafter the “License Agreement”), by and between the University of Florida Research Foundation, Inc., a not-for-profit Florida corporation located at 223 Grinter Hall University of Florida, Gainesville, Florida 32611 (hereinafter “UFRFI”) and BioEnergy International, L.C., a limited liability company organized under the laws of the State of Florida, located at 901-1 NW 8 Avenue, Gainesville, Florida 32604 (hereinafter referred to as “LICENSEE”).

WHEREAS, UFRFI is the owner by assignment from the University of Florida (hereinafter “University”) of certain “Patent Rights” (as later defined herein) relating to the production of ethanol by engineered microbes, invented by Dr. Lonnie O. Ingram and others at the University, and has the right to grant licenses under said Patent Rights, subject to a royalty-free, nonexclusive license heretofore granted to the United States Government and subject to the joint inventorship of UF#274075 with the University of Illinois at Carbondale (the “University of Illinois Joint Patent Application”),

WHEREAS, UFRFI desires to have the Patent Rights utilized in the public interest and is willing to grant a license thereunder;

WHEREAS, LICENSEE has represented to UFRFI to induce UFRFI to enter into this Agreement, that LICENSEE is capable of developing, producing, manufacturing, marketing, and selling the “Licensed Product(s)” (as later defined herein) and/or the use of the “Licensed Process(es)” (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the Patent Rights so that public utilization shall result therefrom;

WHEREAS, LICENSEE desires to obtain a license under the Patent Rights upon the terms and conditions hereinafter set forth;

WHEREAS, BioEnergy was unable to successfully develop, produce, manufacture, market or sell the “Licensed Products” (as later defined herein) and on February 17, 1995 filed a petition for protection under Chapter 11 of the United States Bankruptcy Code;

WHEREAS, BioEnergy filed a motion seeking approval of the Bankruptcy Court to assume the License Agreement and assign it to BC International Corporation (“BCI”);

WHEREAS, UFRFI and BCI have agreed to the assignment of the License Agreement as amended and restated herein;

WHEREAS, in an effort to facilitate the transfer of BioEnergy’s rights in the License Agreement, UFRFI and BCI have negotiated this amended and restated agreement and BioEnergy has agreed to execute it;

WHEREAS, UFRFI, BCI and BioEnergy have agreed that upon Bankruptcy Court Approval of BioEnergy’s assumption and assignment of this Agreement to BCI, and the payment of the assumption payment required by the Court, BioEnergy shall be deemed to be relived from any and all obligations and liabilities arising from the amendment and restatement of the License Agreement; and

WHEREAS, the parties have agreed that if the Bankruptcy Court does not approve the assumption and assignment-of BioEnergy’s interests in this Agreement to BCI, this Agreement shall be deemed null and void ab initio;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I—DEFINITIONS.

For the purposes of the Agreement, the following words and phrases shall have the following meanings:

1.1.	“Affiliate” shall mean any person or group controlling, controlled by or under common control with another person or group. “Control” means the beneficial ownership or direct or indirect control of fifty percent (50%) or more of the voting securities of such person.

1.2.	“LICENSEE” shall mean BioEnergy International, L.C. and its Affiliates and from and after the date of assignment of this Agreement to BCI, shall mean BCI and its Affiliates.

1.3.	“PATENT RIGHTS” shall mean all of the following UFRFI intellectual property:

(a)	the United States and foreign patent applications and/or patents listed in Appendix A to the License Agreement;

(b)	United States and foreign patents issued from the applications listed in Appendix A to the License Agreement and from divisionals and continuations of these applications;

(c)	claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Appendix A to the License Agreement;

(d)	claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in (a), (b), or (c) above;

(e)	any reissues of United States patents described in (a), (b), (c), or (d) above; and

(f)	any United States and foreign patent applications and patents issued from-such applications arising out of work performed under the Research Agreement (defined below) pertaining to Licensed Subject Matter to the extent permitted by the Research Agreement (as hereinafter defined).

1.4.	“Licensed Subject Matter” shall mean:

(a)	(i) [***], or (ii) other organisms which have been developed by Dr. Lonnie O. Ingram and others working under his direction that produce ethanol [***], and (iii) organisms which were developed pursuant to the Research Agreement prior to the date of assignment of the LICENSEE’s rights under the Agreement to BC International Corporation (“BCI”); and

(b)	improvements developed by Dr. Lonnie O. Ingram or by others working under his direction, that relate to the subject matter in subclause (a) hereunder developed pursuant to the Research Agreement or the Consulting Agreement whether developed prior to the assignment of the license to ECI or thereafter.

1.5.	A “Licensed Product” or “Licensed Products” shall mean any product or part thereof which:

(a)	is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights or which contains or uses all or part of the Licensed Subject Matter in the country in which any Licensed Product is made, used or sold;

(b)	is manufactured by using a Licensed Process;

(c)	is derived in part or in whole from [***] which produce ethanol and contain or use all or part of the Licensed Subject Matter;

(d)	can be used as [***] to propagate organisms which produce ethanol and contain or use all or part of the Licensed Subject Matter; or

(e)	are services performed that use or apply a Licensed Process or all or part of the Licensed Subject Matter.

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION

1.6.	A “Licensed Process” shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights or incorporates all or part of the Licensed Subject Matter including but not limited to the production of ethanol, the production of recombinant proteins or pepitides, and Bioremediation (as hereinafter defined).

1.7.	“Bioremediation” shall mean a process or method resulting in the reduction of the ability of a solid, liquid or gas to cause environmental damage.

1.8.	“Licensed Technology” shall mean the Patent Rights, the Licensed Subject Matter, the Licensed Products, the Licensed Processes, Bioremediation and the Core Technology.

1.9.	“Territory” shall mean worldwide.

1.10.	“Core Technology” shall mean [***] and processes for the production of ethanol in which [***] are expressed to [***] into ethanol [***]. Core Technology also includes the production of these organisms and the production of products or processes involving the use of these organisms.

1.11.	“Research Agreement” shall mean the research agreement reached between LICENSEE and UFRFI executed contemporaneously with the License Agreement and attached to the License Agreement as Appendix C.

1.12.	“Gross Revenues” shall mean, as to any entity, receipts from the manufacture, use, sale or distribution of Licensed Technology, Licensed Products, Licensed Processes, or any product generated by the use of the Licensed Technology at the facilities of the LICENSEE or a sublicensee, plus all fees derived from the provider of the feedstock to be used with the Licensed Technology (e.g., “Tipping Fees).

1.13.	“Effective Date” shall mean the first date on page one (1) of the License Agreement.

1.14.	“Dollars” and “$” shall mean United States Dollars.

1.15.	“New Research Agreement” shall mean any research agreement negotiated between UFRFI and BCI after the date of this Agreement.

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION

ARTICLE II—GRANT

2.1.	UFRFI hereby grants to LICENSEE the right and license to make, have made, use, lease and sell the Licensed Products, the Licensed Subject Matter and to practice the Licensed Processes in the Territory to the end of the term for which the Patent Rights are granted unless sooner terminated according to the terms hereof.

2.2.	LICENSEE agrees that for Licensed Products leased or sold for use in the United States, it shall use its best efforts to cause them to be manufactured substantially in the United States.

2.3.	In order to establish a period of exclusivity for LICENSEE, UFRFI hereby agrees that it shall not grant any other license to make, have made, use, lease and sell Licensed Products or to utilize the Licensed Process in the Territory during the period of time (the “Exclusive Period”) commencing with the Effective Date of this Agreement and terminating with the last to occur of:

(a)	the expiration of twenty (20) years after the Effective Date, or

(b)	the expiration of the last patent of the Patent Rights,

2.4.	At the end of the Exclusive Period, the license granted hereunder shall become nonexclusive. Thereafter LICENSEE shall have a fully paid-up license under this Agreement including the right to sublicense or assign any or all of its rights.

2.5.	LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder during the Exclusive Period of this Agreement. Such sublicenses may extend past the expiration date of the Exclusive Period of this Agreement, but any exclusivity of such sublicenses shall expire upon the expiration of LICENSEE’S exclusivity unless such sublicensee has acted upon its rights under Section 13.7.

2.6.	LICENSEE, agrees that any sublicenses granted by it shall provide that the obligations to UFRFI of Articles II, V, VII, VIII, IX, X, XII, XV and XVII of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement.

2.7.	LICENSEE agrees to forward to UFRFI within thirty (30) days after the execution of sublicense agreements a copy of any and all fully executed sublicense agreements, and further agrees to forward to UFRFI annually a copy of such reports received by LICENSEE from its sublicensees during the preceding twelve (12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.

2.8.	LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments in consideration of any sublicense under this Agreement, without the express prior written permission of UFRFI.

2.9.	The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically included in the Licensed Technology.

2.10.	[***]

2.11.	UFRFI and BCI agree that all facilities for the manufacture, use, sale or distribution of Licensed Technology, Licensed Products, Licensed Processes, or any product generated by the use of the Licensed Technology shall be operated pursuant to the Bionol sublicense or sublicense granted by BCI.

ARTICLE III—DUE DILIGENCE

3.1.	LICENSEE shall use its best efforts to research, develop, product, market, sublicense and sell (including obtaining the appropriate governmental regulatory approvals) Licensed Subject Matter and Licensed Processes in order to commercialize one or more Licensed Products or Licensed Processes throughout the Territory

3.2.	In addition, LICENSEE shall adhere to the following technical and business milestones:

(a)	LICENSEE has delivered to UFRFI, prior to the effective date of the assignment of this License Agreement to BCI, which such assignment shall occur on or before January 1, 1996, a business plan showing the amount of money, number and kind of personnel and time budgeted for each phase of development of the Licensed Products and Licensed Processes and shall provide similar reports to UFRFI on an annual basis on or before the ninetieth day following the close of each fiscal year of LICENSEE.

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION

(b)	Within [***] after the effective date of the assignment of this License Agreement to BCI, LICENSEE shall hire a research director (the “Research Director”) and employees or consultants with expertise in chemical engineering, microbiology, or in the analysis of [***], appropriate for the further development of the Licensed Technology, In the event LICENSEE fails to timely hire such personnel, BCI shall pay to UFRFI a non-refundable sum of $[***]. LICENSEE shall pay to UFRFI an additional $[***] nonrefundable fee for each three month period that passes thereafter in which LICENSEE fails to hire such personnel.

(c)	There shall be an ethanol production facility in operation which uses the Licensed Technology and produces a product generated from the Licensed Technology or a Licensed Product within [***] of assignment of this License Agreement to BCI. At that facility or elsewhere, LICENSEE then shall have laboratory and experimental facilities designed to facilitate commercialization of the Licensed Process, such facilities either to be located at the plant described above or elsewhere. LICENSEE shall permit in-plant inspection by UFRFI of the plant upon completion and thereafter at regular intervals with at least six months between each such inspection. In the event LICENSEE fails to have a production facility in operation within [***] of such assignment, BCI shall pay to UFRFI a non-refundable sum of $[***]. LICENSEE shall pay to UFRFI an additional $[***] non-refundable fee for each [***] period that passes thereafter in which LICENSEE fails to have such production facility in operation.

(d)	Within [***] of the commencement of operations of the plant described above, LICENSEE or Bionol shall have commenced construction of another facility, or have completed a Sublicense Agreement which results in commencement of construction of a second facility within [***], or shall pay UFRFI the non-refundable sum of $[***], of which $[***] shall be credited against future royalty payments payable to UFRFI pursuant to paragraph 4.1. If LICENSEE or Bionol does not commence construction of a second facility or enter into a Sublicense Agreement which results in commencement of construction of a second facility within [***] by the end of an additional year after the effective date of the assignment to BCI, LICENSEE must pay UFRFI an additional non-refundable sum of $[***], of which $[***] shall be credited against future royalty payments payable to UFRFI pursuant to paragraph 4.1.

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION

(e)	To demonstrate that LICENSEE is a bona fide commercial participant in the fuel ethanol market, LICENSEE or its Affiliates or sublicensees will operate the Licensed Technology to generate a Licensed Product or other product so that LICENSEE or its Affiliates or sublicensees will have at least [***] gallons of annual ethanol production under its control by the end of [***] or will pay UFRFI the sum of [***] dollars ($[***]) and for each year thereafter until such capacity is met, BCI shall pay to UFRFI an additional $[***].

(f)	UFRFI shall have the ongoing right to review those sections of any of LICENSEE’s public offering documents describing the Licensed Technology and UFRFI shall have the right to comment upon such sections. The LICENSEE shall not unreasonably reject UFRFI’s comments. Such comments shall be returned to LICENSEE within five working days of receipt of the draft documents by UFRFI.

(g)	LICENSEE’S failure to perform in compliance with Paragraphs 3.1 and 3.2 above shall be grounds for UFRFI to terminate this Agreement pursuant to Paragraph 13.3 hereof.

ARTICLE IV—FEES AND ROYALTIES

4.1.	For the rights, privileges and license granted hereunder, LICENSEE shall pay license fees and royalties to UFRFI for the period commencing November 1, 1995 for the term of this Agreement as hereinafter provided:

(a)	LICENSEE shall pay to UFRFI an amount equal to [***]% of all Fees plus an additional Royalty Payment equal to the greater of (i) [***]% of Running Royalties received by LICENSEE from any entity involved in any way in the manufacture, use, sale or distribution of the Licensed Technology, Licensed Products or Licensed Processes or any product generated by the use of the Licensed Technology; or (ii) [***]% of the Gross Revenues (determined on a consolidated basis), of LICENSEE’s sublicensee and any other entity whose right to manufacture, use, sell or distribute Licensed Products is derived from such sublicensee. For example, if a sublicensee has a manufacturing entity which sells ethanol to a marketing entity at a price of $[***] per gallon, and the marketing entity, in turn, sells to a third party at $[***] per gallon, both sales are subject to this paragraph, but the $[***] sale to a related entity is eliminated in consolidation, leaving $[***] of royalty bearing sales. For purposes of this paragraph, “Fees” is defined as any payment, remuneration or other

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION

compensation to LICENSEE in consideration for the transfer of any right or privilege licensed under this Agreement. “Running Royalties” are defined as any payment received by LICENSEE the amount of which is based on manufacture, use, sale or distribution of Licensed Technology, Licensed Products, or Licensed Processes or any product generated by the use of the Licensed Technology.

(b)	With respect to any entity in which LICENSEE, its Affiliates or its shareholders have any equity interest, with the exception of facilities covered by the existing Sublicense with Bionol Corporation, LICENSEE shall (i) make an initial payment of either (1) $[***] for each facility which shall engage in the production of ethanol or Bioremediation using the Licensed Technology, or (2) [***] percent ([***]%) of the cost of any other facility which shall engage in any production using the Licensed Technology other than production of ethanol or Bioremediation, such payment to be due and payable on the earlier of closing of financing or commencement of production at such facility; and (ii) make payments with respect to Royalty Payment calculated as provided in subparagraph (a), above, provided that, in no instance, shall the royalty rate paid by LICENSEE to UFRFI for such entities be less than [***] of the average of royalty rates charged to all sublicensees in which LICENSEE, its Affiliates or its shareholders have no equity interest.

4.2.	No multiple royalties shall be payable because any Licensed Product or Licensed Process, its manufacture, use, lease or sale is or becomes covered by more than one patent or patent application included within the Patent Rights.

4.3.	Royalty payments due to UFRFI under this Agreement shall be paid in Dollars in Gainesville, Florida or at such other places as UFRFI may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion is required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) or any successor on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION

ARTICLE V—REPORTS AND RECORDS

5.1.	LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to UFRFI hereunder. Said books of account shall be kept at LICENSEE’S principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, for the inspection by UFRFI or its agents for the purpose of verifying LICENSEE’S royalty statement or compliance in other respects with this Agreement.

5.2.	LICENSEE, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to UFRFI true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the proceeding three-month period under this agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

(a)	numbers of Licensed Products manufactured and sold.

(b)	total billings for Licensed Products sold.

(c)	itemized list of sublicenses sold and amounts.

(d)	accounting for all Licensed Processes used or sold.

(e)	total royalties and fees due.

(f)	names and addresses of sublicensees of LICENSEE.

5.3.	With each such report submitted, LICENSEE shall pay to UFRFI the royalties due and payable under this Agreement. If no royalties are due, LICENSEE shall so report.

5.4.	On or before the one hundredth (100th) day following the close of LICENSEE’S fiscal year, LICENSEE shall provide UFRFI with LICENSEE’S certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

5.5.	The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate of four percent (4%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) or any successor on the due date. The payment of such interest shall not foreclose UFRFI from exercising any other rights it may have as a consequence of the lateness of payment.

ARTICLE VI—PATENT PROSECTION

6.1.	UFRFI shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the Patent Rights in the United States and in the foreign countries listed in Appendix B to the License Agreement. During the twelve (12) month period following the Effective Date of the License Agreement, UFRFI shall direct its attorneys to timely provide LICENSEE or independent attorneys selected by LICENSEE copies of all applications for Patents and all prosecution papers, domestic or foreign, before filing the same, LICENSEE, in its sole discretion and cost, may consult with its independent attorneys and recommend reasonable modifications, which recommendations shall be accepted unless deemed unreasonable by UFRFI. Appendix B may be amended by oral agreement of both parties, such agreement to be confirmed in writing within ten (10) days. The prosecution, filing and maintenance of all Patent Rights, patents and applications shall be the primary responsibility of UFRFI, however, LICENSEE shall have reasonable opportunities to advise UFRFI and shall cooperate with UFRFI in such prosecution, filing and maintenance.

6.2.	During such twelve (12) month period following the execution of the License Agreement, all applications for patents under Patent Rights shall be filed and prosecuted by patent attorneys presently retained by UFRFI for performing patent related services pertaining to the Licensed Technology at LICENSEE’S cost as long as hourly rates of such attorneys do not exceed One Hundred Dollars ($100) per hour. During such twelve (12) month period, UFRFI shall direct its attorneys to timely provide LICENSEE or independent attorneys selected by LICENSEE copies of all such applications and all prosecution papers, domestic or foreign, before filing the same whereupon LICENSEE, in its sole discretion and cost, may consult with its independent attorneys and recommend reasonable modifications which recommendations shall be accepted unless deemed unreasonably by UFRFI. Upon expiration of this twelve month period or by mutual consent, LICENSEE shall have the right to select and use attorneys of its choice for patent work with prior written consent of UFRFI which shall not be unreasonably withheld.

6.3.	Payment of all fees and costs relating to the previous filing, prosection, and maintenance of all the Patent Rights shall be the responsibility of LICENSEE, whether such fees and costs were incurred before or after the date of this Agreement. All fees and costs incurred before the date of this Agreement will be paid to UFRFI by LICENSEE in accordance with Paragraph 4.1(b). BCI, as assignee. shall be responsible for such fees and costs accruing after the date of assignment of this Agreement to BCI.

6.4.	UFRFI shall include its existing rights to the Joint Patent within the grant of this Agreement and has used its best efforts to secure the rights of the University of Illinois at Carbondale in such Application and to include such rights with the grant of this Agreement.

ARTICLE VII—INFRINGEMENT

7.1.	In the event that LICENSEE (including any Affiliate or sublicensee) or UFRFI receives a notice of claim, threat, or suit by a third party alleging, that the manufacture, use or sale of the Licensed Technology infringes or is dominated by intellectual property rights owned or controlled by such third party, then the party receiving the notice shall promptly notify the other party to this Agreement in writing of such claim, threat or suit.

7.2.	If notice of a claim, threat, or suit of the type described in Paragraph 7.1 herein is received by any party, LICENSEE shall consult with UFRFI regarding resolution of such claim, threat, or suit and may not reject UFRFI’S advice without reasonable justification thereof regarding negotiations with the Third Party, selection and supervision of counsel, filing of lawsuits or other proceedings, and settlement of the claim, threat, or suit. All costs and expenses, including attorneys’ fees, incurred in the course of resolving such claim threat, or suit shall be charged to LICENSEE. During the prosection of such legal action, LICENSEE shall be permitted to deduct the reasonable fees and expenses of the legal action from the royalties payable to UTRFI under the Article IV of this Agreement, up to [***] percent ([***]%) of said royalties. If LICENSEE prevails in such legal action such obligations by LICENSEE to pay royalties to UFRFI shall be fully and retroactively restored. Any monies except that excess which is attributable to trebled damages or award of attorneys’ fees, recovered by LICENSEE as a result of such legal action shall be treated as sales pursuant to Paragraph 4.1 for payment of royalties, after having deducted all previously undeducted expenses reasonably connected with the litigation. If the resolution of a claim, threat or suit of the type described in this Paragraph 7.2 results in the payment of royalties or other compensation to LICENSEE, this obligation by LICENSEE to pay royalties to UFRFI shall be fully and retroactively restored. Then, the remaining royalty or other compensation paid to LICENSEE shall be treated as sales pursuant to Paragraph 4.1 for payment of royalties, after having deducted all previously undeducted expenses reasonably connected with the litigation and resolution. UFRFI and University of Florida personnel shall fully cooperate with LICENSEE in the defense and resolution of any such claim, threat or suit, However, LICENSEE shall compensate UFRFI and University of Florida personnel for their actual out-of-pocket expenses (e.g., travel).

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION

7.3.	If the resolution of a claim, treat, or suit of the type described in Paragraph 7.1 herein results in the payment of any royalties or other compensation by LICENSEE to a third party, then LICENSEE shall thereafter be permitted to deduct the amount of such payment from the royalties paid or payable by LICENSEE to UFRFI under Article IV of this Agreement, up to [***] percent ([***]%) of said royalties paid or payable to UFRFI; provided that the third parry intellectual property rights are infringed solely by virtue of the fact that the infringing product or process are part of the Licensed Technology licensed under the Patent Rights of this Agreement.

7.4.	LICENSEE shall have the right, but not the obligation, to initiate and prosecute legal action for infringement by a third party of or any claim of any patent within the Patent Rights. UFRFI shall voluntarily join such legal action, and UFRFI and University of Florida personnel shall render necessary cooperation and shall promptly execute all documents as may be necessary and reasonable during the course of such legal action. During the prosecution of such legal action, LICENSEE shall be permitted to deduct the reasonable fees and expenses of the legal action from the royalties payable to UFRFI under the Article IV of this Agreement, up to [***] percent ([***]%) of said royalties. If LICENSEE prevails in such legal action, such obligations by LICENSEE to pay royalties to UFRFI shall be fully and retroactively restored. Any monies except that excess which is attributable to trebled damages or award of attorneys’ fees, recovered by LICENSEE as a result of such legal action shall be treated as sales pursuant to Paragraph 4.1 for payment of royalties, after having deducted all previously undeducted expenses reasonably connected with the litigation. If the resolution of a claim, threat or suit of the type described in this Paragraph 7.4 results in the payment of royalties or other compensation to LICENSEE, this obligation by LICENSEE to pay royalties to UFRFI shall be fully and retroactively restored. Then, the remaining royalty or other compensation paid to LICENSEE shall be treated as sales pursuant to Paragraph 4.1 for payment of royalties, after having deducted all previously undeducted expenses reasonably connected with the litigation and resolution.

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION

7.5.	If, at any time during the term of a patent within the Patent Rights, LICENSEE believes in good faith, based upon reasonable evidence, that significant infringement of such patent is being committed by a third party, LICENSEE may so notify UFRFI and at the same time shall furnish to UFRFI information upon which LICENSEE’S belief is based. In such notice, LICENSEE shall advise UFRFI whether it will elect to initiate and prosecute legal action for infringement against such third party, LICENSEE may request UFRFI to advise LICENSEE whether UFRFI will initiate and prosecute such action. If UFRFI initiates and diligently and successfully prosecutes said action, LICENSEE’S obligation to pay royalties shall remain in effect, and UFRFI shall be entitled to keep any monies or retain any other benefits derived from the litigation. If UFRFI declines to initiate and prosecute such action or within a period of ninety (90) days after receipt of such request UFRFI fails to notify LICENSEE that it will initiate and prosecute such action, LICENSEE’S royalty obligations in the country(ies) in which said third party infringement takes place shall be reduced by [***] percent ([***]%) to account for the loss of exclusivity.

ARTICLE VIII—PRODUCT LIABILITY

8.1.	LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRFI, and the University of Florida, their trustees, officers, employees and Affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorney’s fees, arising from the death of or injury to any person or persons or from any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Product(s) and/or Licensed Process(es) provided, however, that LICENSEE shall not be obligated to indemnify UFRFI, the University of Florida, or their Affiliates for damages resulting from any breach of this Agreement or the Research Agreement by UFRFI or its Affiliates, or for claims arising out of the ownership of the Licensed Technology.

8.2.	LICENSEE shall obtain and carry in full force and effect liability insurance which shall protect. LICENSEE, UFRFI and the University of Florida in regard to events covered by Paragraph 8.1 above.

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION

ARTICLE IX—WARRANTIES

9.1.	UFRFI represents and warrants that to the best of its knowledge and belief it has the full right to enter into this Agreement with LICENSEE.

9.2.	EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UFRFI MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.

9.3.	BCI represents and warrants that its directors, officers and employees have not violated any laws or engaged in any illegal or unethical acts with respect to or in connection with or before the Louisiana Department of Environmental Quality, the Louisiana Department of Agriculture, the Louisiana Bond Commission, the Louisiana Public Facilities or any other governmental agencies.

9.4.	BCI represents and warrants that to the best of its knowledge, none of Senator Larry Bankston, the firm of Hoffman, Sutterfield, Esenate & Bankston, or any other of its agents or representatives has violated any laws or engaged in any illegal or unethical acts in connection with their representation of or affiliation with LICENSEE.

9.5.	BCI’s breach of the warranties in Paragraphs 9.3 and 9.4 above shall be grounds for UFRFI to terminate this Agreement pursuant to Paragraph 13.3, but there shall be no right to cure a breach of §§ 9.3 and 9.4.

9.6.	In the event of indictment of anyone with a connection to BCI arising out of the pending Louisiana investigation and related to the business of BCI or an affiliate, the involvement of such person with operations and management of BCI shall be suspended, and, in the event of conviction shall be totally severed.

ARTICLE X—EXPORT CONTROLS

It is understood that UFRFI is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agent of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. UFRFI neither represents that a license shall not be required nor that, if required, it shall be issued.

ARTICLE XI—NON-USE OF NAMES

LICENSEE shall not use the names of the University of Florida Research Foundation, Inc. nor the University of Florida nor of any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from UFRFI or the University, as appropriate in each case, except that LICENSEE may state that it holds a license from UFRFI or the right to use the Licensed Technology under one or more of the patents and/or applications comprising the Patent Rights. UFRFI and the University shall not use the name of LICENSEE in any written material to be released to the public or third parties including, but not limited to, promotional, scientific or technical journals, or grant materials without the prior written consent of LICENSEE.

ARTICLE XII—ASSIGNMENT

This Agreement and any rights hereunder are not assignable by either the LICENSEE or UFRFI except upon the prior written consent of the other parry. Any attempt to do so shall be void.

ARTICLE XIII—TERMINATION

13.1.	If LICENSEE shall cease to carry on its business pertaining to Licensed Subject Matter, this Agreement shall terminate upon thirty (30) days notice by UFRFI.

13.2.	Should LICENSEE fail to pay UFRFI fees and royalties due and payable hereunder, UFRFI shall have the right to terminate this Agreement on thirty (30) days’ written notice (the “Payment Notice”), unless LICENSEE shall pay UFRFI within the thirty (30) day period, all such fees and royalties and interest due and payable. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have paid all such fees and royalties and interest due and payable, the rights, privileges and license granted hereunder shall terminate, unless LICENSEE shall have advised UFRFI in writing within such period that the LICENSEE does not agree with UFRFI that the amount of fees and royalties and interest stated in the Payment Notice are due and payable. In this case, LICENSEE may satisfy its obligations under this Agreement and UFRFI shall not have a right to terminate this Agreement if the LICENSEE pays the amount of the fees and royalties and interest (the “Disputed Royalties”) to UFRFI to be held in escrow by UFRFI pending resolution of the dispute. Until the dispute is finally resolved, either by agreement of the parties, arbitration, or by. a court of competent jurisdiction and the expiration of all rights of appeal, UFRFI shall hold the Disputed Royalties in a segregated account with a financial institution which accepts deposits in its ordinary course of business, After the dispute is finally resolved, UFRFI shall either retain or return all or part of the Disputed Royalties to LICENSEE, together with an allocable share of accrued interest, in accordance with the terms of the final settlement agreement or adjudication.

13.3.	Upon any material breach or default of this Agreement by LICENSEE (other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3), UFRFI shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by ninety (90) days notice to LICENSEE specifying such default or breach. Such termination shall become effective unless LICENSEE shall have substantially cured, as determined by UFRFI, any such breach or default prior to the expiration of the ninety (90) day period. In the event LICENSEE files for bankruptcy or a receiver is appointed, this Agreement may be terminated at UFRFI’s option on such filing or appointment unless, in the case of any appointment of a receiver, the proceeding is being contested in good faith by the LICENSEE, in which case the Agreement may not be terminated if LICENSEE is able to have the appointment dismissed within sixty (60) days after the proceeding commenced.

13.4.	LICENSEE shall have the right to terminate this Agreement at any time on three (3) months notice to UFRFI, and upon payment of all amounts due UFRFI through the effective date of the termination

13.5.	Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to UFRFI the royalties thereon as required by Article IV of this Agreement and shall submit the reports required by Article V hereof on the sales of Licensed Products.

13.6.	UFRFI may terminate this Agreement upon the occurrence of the third separate default of LICENSEE within any consecutive three (3) year period for failure to pay royalties when due provided that (a) UFRFI has sent a bona fide notice of default following each occurrence and (b) if LICENSEE has disputed the amount of royalties owed in accordance with Paragraph 13.2, that UFRFI has prevailed in establishing that LICENSEE owes UFRFI the Disputed Royalties.

13.7.	UFRFI can terminate This Agreement upon thirty (30) days written notice if BCI fails to accomplish at least one of the following by June 30, 1996: (a) raise at least two million dollars ($2,000,000) through the planned BCI convertible debt offering through Rauscher Pierce Refsnes, Inc., or (b) successfully complete the planned equity and debt offerings, for BCI Louisiana, L.L.C., through Rauscher Pierce Refsnes, Inc. Upon sending of the thirty (30) days written notice, BCI’s right to sublicense shall be suspended.

13.8.	Upon termination of this Agreement for any reason, any sublicensee not then in default shall receive from UFRFI a grant having the same scope as the grant set forth in the Sublicense Agreement and all other rights in the Sublicense Agreement reasonably necessary to continue the business of such sublicensee except the UFRFI shall be under no obligation to grant any rights which UFRFI does not have or to perform any services for which it is unsuited. All payments required to be made by such sublicensee shall, from the date of termination of this Agreement, be paid to UFRFI.

ARTICLE XIV—PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

14.1.	Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

In the case of UFRFI:

President
University of Florida Research Foundation, Inc.
223 Grinter Hall
Gainesville, Florida 32611

With a copy to:

Vice-President for Research
University of Florida
Division of Sponsored Research
223 Grinter Hall
Gainesville, Florida 32611

All payments to:

Business Manager
University of Florida Research Foundation, Inc.
University of Florida
Division of Sponsored Research
223 Grinter Hall
Gainesville, Florida 32611

In the case of LICENSEE:

President
BC International Corporation
101 Derby Street
Hingham. Massachusetts 02043

With a copy to:

Thomas A. Wooters, Esquire
Peabody & Arnold
50 Rowes Wharf
Boston, Massachusetts 02110

ARTICLE XV—CONFIDENTIALITY

15.1.	Anything in this Agreement to the contrary notwithstanding, all knowledge, know-how, practices, process or other information (hereinafter referred to as “Confidential Information”) disclosed or submitted, either orally, in writing or in other tangible or intangible form which is designated as Confidential Information by either parry to the other shall be received and maintained by the receiving party in strict confidence and shall not be disclosed to any third party, except that disclosure may be made to University of Florida employees by UFRFI or LICENSEE with disclosing parties assuring that the University of Florida and its employees shall abide by the obligations of this Article XV. Furthermore, neither party shall use the said Confidential Information for any purpose other than those purposes specified in this Agreement or in the Research Agreement. The parties may disclose Confidential Information to the minimum number of its employees reasonably requiring access thereto for the purposes of this Agreement or as is permitted in the Research Agreement, provided, however, that prior to making any such disclosures each such employee or other recipient shall be apprised of the duty and obligation to maintain Confidential Information in confidence and not to use such Confidential Information for any purpose other than in accordance with the terms and conditions of this Agreement or the Research Agreement. The confidentiality obligation under this paragraph shall survive the expiration or early termination of this Agreement.

15.2.	Nothing contained herein will in any way restrict or impair either party’s right to use, disclose, or otherwise deal with any Confidential Information which at the time of its receipt.

(a)	Is generally available in the public domain, or thereafter becomes available to the public through no act of the receiving party; or

(b)	Was independently known prior to receipt thereof, or made available to such receiving party as a matter of lawful right by a third party.

ARTICLE XVI—PUBLICATION

16.1.

LICENSEE recognizes that under academic policy, he results of a research project must be publishable and agrees that persons associated with UFRFI and engaged in research pertaining to the Licensed Technology shall be permitted to present at symposia, national, or regional professional meetings and to publish in journals, theses, or dissertations, or otherwise of their own choosing, methods and results of such matters; provided, however, that LICENSEE shall be furnished copies of any proposed publication at least sixty (60) days in advance of submission or presentation and four (4) months prior to publication, LICENSEE shall have thirty (30) days after receipt of said copies to object to such proposed presentation or proposed publication, said objection resulting in a maximum delay in submission of an additional thirty (30) days to allow LICENSEE or UFRFI to file patent application(s) directed to patentable subject matter contained in the proposed publication or presentation.

16.2.	LICENSEE shall be furnished an outline of any oral presentation thirty (30) days prior to any such presentation. LICENSEE shall review said outline for confidential and potentially patentable information. Upon request by LICENSEE presenter shall delete such confidential information of LICENSEE or potentially patentable information from said presentation, provided that such request is made during said thirty (30) day period.

ARTICLE XVII—OTHER

17.1.	UFRFI shall be issued a [***] option to purchase [***]% of BCI stock at the price per share of the conversion ratio at the closing of current offering plus [***]%, plus an amount equal to the amount paid or to be paid by BCI to UFRFI pursuant to the New Research Agreement, if any in its first full year.

17.2.	The parties shall use their best good faith efforts to agree upon the terms of a New Research Agreement.

17.3.	The Research Agreement of April 23, 1990 and First Extension of May 12, 1994 are amended to expire six months from the date of the Court Order approving assignment of the License to BCI and to require BCI to pay $[***] for the [***] period. Full use of [***] square feet and appropriate associated facilities in the Sid Martin Biotechnology Development Institute will be offered to Dr. Ingram during this interim period.

ARTICLE XVIII—MISCELLANEOUS PROVISIONS

18.1.	This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Florida, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION

18.2.	The parties hereto acknowledge that this Agreement and its exhibits and appendices sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

18.3.	The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any manner affect the validity or enforceability of the remaining provisions hereof.

18.4.	LICENSEE agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

18.5.	The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

18.6.	Neither party hereto shall be liable to the other party for failure or delay in meeting any obligations hereunder due to strikes, lockouts, Acts of God, acts of war, fire, flood, embargo, riots, revolution, litigation or labor disputes, or any other cause beyond the control of the parties except as otherwise specifically provided in this Agreement, which signatures may be in counterparts with equal effect as if both had signed the same counterpart.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

	By	/s/ Karen Holbrook
Witness	Name:	Karen Holbrook
	Title:	President

BIOENERGY INTERNATIONAL, L.C.

	By	/s/ Vincent C. Schoemehl, Jr.
Witness	Name:	Vincent C. Schoemehl, Jr.
	Title:	President

By signing below, BCI agrees to be bound by the provisions of the Agreement from and after the date of assignment of this Agreement to it.

BC INTERNATIONAL CORPORATION

	By	/s/ Stephen J. Gatto
Witness	Name:	Stephen J. Gatto
	Title:	President

U.S. AND FOREIGN PATENT APPLICATIONS

APPENDIX A

to License Agreement

U.S. and Foreign Patent Applications

Docket No./Serial No.	Title	Inventors	Filing Date (Status)
UF/S&S-14 US 200,110	Cloning and Sequencing of the Alcohol Dehydrogenase Gene from Zymomonas mobilis	Lonnie O. Ingram Tyrrell Conway	5/31/88 (Pending)

UF/S&S-19 US 259,099	Ethanol Production by Engineered Microbes	Lonnie O. Ingram Tyrrell Conway	8/31/88 (Abandoned)

UF/S&S-24 US 274,075 (CIP of UF19)	Ethanol Production Using Engineered Mutant E. coli	Lonnie O. Ingram David P. Clark	11/21/88 (Pending)

UF/S&S-19.C2 US 352,062	Ethanol Production by Engineered Microbes	Lonnie O. Ingram Tyrrell Conway Flavio Alterthum	5/15/89 (Pending)

UF/S&S-19.C2 PCT PCT/US89/03753	Ethanol Production by Engineered Microbes	Lonnie O. Ingram Tyrrell Conway Flavio Alterthum	8/29/89 (Pending)

States and Regions designated in the PCT are: Brazil, Bulgaria, EPO, Hungary, Japan, Democratic Korea, Romania, USSR

UF/S&S-19.C2 314-798	Argentina Ethanol Production by Engineered Microbes	Lonnie O. Ingram Tyrrell Conway Flavio Alterthum	8/30/89 (Pending)

UF/S&S-19.C2 1,069,829	Canada Ethanol Production by Engineered Microbes	Lonnie O. Ingram Tyrrell Conway Flavio Alterthum	8/30/89 (Pending)

UF/S&S-19.C2	Republic of Korea Ethanol Production by Engineering Microbes	Lonnie O. Ingram Tyrrell Conway Flavio Alterthum	(Pending)

FOREIGN COUNTRIES AND REGIONS IN WHICH

APPLICATIONS HAVE BEEN FILED

OR WHICH HAVE BEEN DESIGNATED IN THE PCT

APPENDIX B

to License Agreement

Foreign Countries and Regions in Which Applications Have Been Filed or Which Have Been Designated in the PCT

Argentina

Brazil

Bulgaria

Canada

EPO:

Austria

Belgium

France

Germany

Great Britain

Greece

Italy

Luxembourg

Netherlands

Spain

Sweden

Switzerland

Hungary

Japan

Democratic Korea Republic of Korea

Romania

USSR

Exhibit 10.25 (continued)

FIRST AMENDMENT TO AMENDED AND

RESTATED LICENSE AGREEMENT

THIS AGREEMENT (the “First Amendment”) entered into this 25th day of January, 2000 amends an Amended and Restated License Agreement dated the 26th day of October, 1995 (hereinafter the “License Agreement”), by and between the University of Florida Research Foundation, Inc., a not-for-profit Florida corporation located at 223 Grinter Hall, University of Florida, Gainesville, Florida 32611 (hereinafter “UFRFI”) and BC International Corporation, a Delaware corporation located at 990 Washington Street, Suite 104, Dedham, Massachusetts 02026 (“BCI”) (hereinafter referred to as “Licensee”).

In consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Article III, paragraph 3.2(d) is hereby amended by deleting subparagraph (d) in its entirety and substituting therefore the following:

“(d) Within [***] from [***], LICENSEE shall have commenced construction of another facility, or have completed a Sublicense Agreement which results in commencement of construction of another facility within such [***] period, or shall pay UFRFI the non-refundable sum of $[***], of which $[***] shall be credited against future royalty payments payable to UFRFI pursuant to paragraph 4.1. If LICENSEE does not commence construction of a second facility or enter into a Sublicense Agreement which results in commencement of construction of a second facility by the end of an additional year after the [***] referred to above, LICENSEE must pay UFRFI an additional non-refundable sum of $[***], of which $[***] shall be credited against future royalty payments payable to UFRFI pursuant to paragraph 4.1.

2. Article III, paragraph 3.2(e) is hereby amended by deleting “[***]” in the sixth line thereof and inserting in its place “[***]”.

3. Article III, paragraph 3.2 is hereby amended by inserting the following new subparagraph (h):

“(h) During the [***] period referred to in subparagraph (d) above, LICENSEE agrees to commit $[***] (pro-rated for any partial [***]) toward the further research and development of the Licensed Technology. Such sum shall be expended by LICENSEE on such research and development in a manner and at such location(s) as LICENSEE shall determine in its sole discretion.”

4. Article IV, paragraph 4.1(b) is hereby amended by deleting the figure “$[***]” in the fourth line thereof and inserting in its place the figure “$[***]”.

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION

5. Except for those paragraphs expressly amended hereby, all other provisions of the License Agreement shall remain unchanged and continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be signed as of the day and year first above written.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

By:	/s/ Thomas E. Walsh
Name:	Thomas E. Walsh
Title:	Secretary

BC INTERNATIONAL CORPORATION

By:	/s/ Stephen J. Gatto
Name:	Stephen J. Gatto
Title:	President

Exhibit 10.25 (continued)

SECOND AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT

This Second Amendment to Amended and Restated License Agreement dated as of June 29, 2001 (this Amendment) is entered into between by and between the University of Florida Research Foundation, Inc., a not-for-profit Florida corporation located at 223 Grinter Hall, University of Florida, Gainesville, Florida 32611 (UFRFI) and BC International Corporation, a Delaware corporation located at 990 Washington Street, Suite 104, Dedham, Massachusetts 02026 (LICENSEE) and amends the Amended and Restated License Agreement dated the October 26, 1995 as further amended by the First Amendment to Amended and Restated License Agreement, dated January 25, 2000, between UFRFI and Licensee (as amended, the License Agreement). Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings ascribed to them in the License Agreement.

In consideration of the mutual promises and covenants contained herein and in the License Agreement, the parties agree that the License Agreement is amended pursuant to Paragraph 18.2 thereof as follows:

1. Exceptions from Fees and Running Royalties. (a) Article I of the License Agreement is amended by adding the following new Paragraph 1.16:

“1.16 Permitted Deductions” means funds received as consideration for equity purchases of LICENSEE’S securities by a sublicensee (provided that fair and commercially reasonable sublicense fees are collected in conjunction with such transaction) and any other payments received by LICENSEE from any sublicensee for purposes of paying or reimbursing LICENSEE for any future research, development, testing, or engineering services actually undertaken by or for LICENSEE related to any Licensed Product, Licensed Technology or Licensed Processes or any product generated by the use of the Licensed Technology or for expenses incurred by LICENSEE for any future patent prosecution and maintenance expenses related to any Licensed Product, Licensed Technology or Licensed Processes, including reasonable attorney’s fees.”

(b) Paragraph 4.1(a) of the License Agreement is amended by adding the following to the end thereof:

“In all cases, amounts qualifying as Permitted Deductions will be excluded from the definitions of “Fees” and “Running Royalties,” as such terms are used in this Agreement.”

2. Consent to Grant of Sublicenses. UFRFI acknowledges and agrees that despite anything to the contrary in Section 2.11 of the License Agreement, LICENSEE is hereby authorized and permitted to grant to Marubeni Corporation Tsukishima Kikia Co., Ltd. and Abengoa, S.A. (and their respective Affiliates) the right to grant sublicenses to third parties in and to the rights, privileges and licenses granted to LICENSEE under the License Agreement; provided that each such sub-sublicense must include language substantially similar to the following: “[Licensee] agrees that the obligations to [UFRFI] of Articles II, V, VII, VIII, IX, X, XII, XV, SVII and Section 13.8 of the [Agreement] are binding upon [Licensee] as if [Licensee] were a party thereto.

3. Ratification; Entire Agreement. Except as expressly modified hereby, all other terms and conditions of the License Agreement will remain in full force and effect without amendment or modification and are hereby ratified and confirmed in their entirety. The License Agreement as amended by this Amendment supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter hereof and contains the entire understanding of the parties with respect thereto.

IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument as of the date first written above.

[The remainder of this page is intentionally left blank.]

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

By	/s/ David L. Day
Name:
Title:

BC INTERNATIONAL CORPORATION

By	/s/ Stephen J. Gatto
Name:	Stephen J. Gatto
Title:	CEO